Exhibit No. 10.7

Blackhawk Capital Group BDC, Inc.

Subscription Agreement
and purchaser questionnaire

THIS SUBSCRIPTION AGREEMENT, made as of this 12th day of February 2009, by and between Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company"), with its address at 14 Wall Street, 11th Floor, New York, New York 10005, and EquitySmith, Inc., 760 Market Street, Suite 856, San Francisco, CA 94102 (the "Purchaser").

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I – PURCHASE OF THE COMMON STOCK

Section 1.1  Purchase and Sale of Common Stock.  The Company agrees to issue, sell and deliver to the Purchaser and the Purchaser agrees to purchase and accept from the Company, One Million Six Hundred Thousand (1,600,000) shares of Common Stock, par value $0.00001 per share, of the Company (the "Shares") at $5.00 per Share, for an aggregate price of Eight Million Dollars ($8,000,000) (the "Purchase Price").

ARTICLE II – REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 2.1 Company Representations and Warranties.  The Company represents and warrants to the Purchaser as follows:

(a)	Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)
Capitalization.  The authorized capital stock of the Company is 1,000,000,000 shares of Common Stock ("Common Stock"), par value $0.00001 per Share.  There are no authorized or outstanding shares of preferred stock.  As of January 5, 2009, there are 32,467,484 shares of Common Stock issued and outstanding.

(c)
Shares.  The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable.  All corporate action required to be taken by or on behalf of the Company to authorize the Company to enter into and carry out this Agreement, and for the authorization, issuance and delivery of the Shares has been duly and properly taken.

(d)
Private Placement Memorandum.  Except as set forth below and in the Company's Confidential Private Placement Memorandum dated January 15, 2009 ("Private Placement Memorandum"), neither the Company nor any of its agents or representatives has made any agreements or taken any actions which may cause anyone to be entitled to a commission or a finder's fee as a result of the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

(e)
Securities Act of 1933.  Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in an form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

(f)	Proceeds. The Company shall use the net proceeds of the Purchase Price to be received from Purchaser as specified in "Use of Proceeds" in the Private Placement Memorandum.

(g)
No Litigation.  To the knowledge of the Company, there is no litigation or proceeding or investigation pending or threatened against the Company in any federal, state or local court, or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolve disputes, which seeks to enjoin or prohibit, or otherwise questions the validity of, the sale of Shares under this Agreement.  The Company completed a rescission offer with the purchasers of its Common Stock in the Company's Regulation E offering under the Securities Act that was conducted in 2004 and 2005 because certain State filings were not made when that offering was conducted.  The rescission offer is described in the Private Placement Memorandum.

(h)
Placement Agents.  Except for John W. Loofbourrow Associates, Inc. ("JWL") and EquitySmith, Inc. ("ESI"), pursuant to the terms of a placement agent agreement dated January 16, 2009 between the Company, JWL, and ESI ("Placement Agent Agreement"), the Company has not employed any broker or finder or incurred any liability for any brokerage, placement, commissions, finders' fees, advisory fees or other similar fees in connection with the sale of Shares.

Section 2.2  Purchaser Warranties.  The Purchaser represents and warrants to the Company as follows:

(a)
Organization and Standing of the Purchaser.  Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)
Authorization and Power.  Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase Shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required.  When executed and delivered by the Purchaser, this Agreement shall constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)
No Conflict.  The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser's charter or organization documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement.

(d)
Acquisition for Investment.  Purchaser is purchasing the Shares solely for its own account and not with a view to or for sale in connection with distribution.  Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.  Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)
Rule 144A; Rule 144.  Each Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available.  Purchaser acknowledges that it is familiar with Rules 144A and 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rules"), and that Purchaser has been advised that the Rules permit resales only under certain circumstances.  Purchaser understands that to the extent that Rule 144A or 144 is not available, Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)
General.  Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.  Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(g)
No General Solicitation.  Purchaser acknowledges that the Shares were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications.  Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)
Accredited Investor; Qualified Institutional Investor.  Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and a "qualified institutional buyer" ("QIB") as defined under Rule 144A of the Securities Act, and Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares.  Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(i)
Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, placement, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

(j)
No Shorting.  Purchaser has not engaged in any short sales of any shares of Common Stock of the Company or instructed any third parties to engage in any short sales of securities of the Company on its behalf prior to the closing date.  Purchaser covenants and agrees that at closing it will not be in a net short position with respect to the shares of Common Stock.

(k)
Information; Risks. The Purchaser has had an opportunity to discuss the Company’s business, management, and financial affairs with management of the Company and has been supplied with all documents, records, financial statements, books and other information which the Purchaser has requested pertaining to the Company and its activities and an investment in the Company, including but not limited to the Private Placement Memorandum, a copy of which is attached hereto as Exhibit A and incorporated herein.  The Purchaser has evaluated and understands the risks of (including, but not limited to, the Risk Factors described in the Private Placement Memorandum), and other considerations relating to, a purchase of the Shares.  The Purchaser has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations of the Company made herein or information provided to the Purchaser.  The Purchaser confirms that, in making its, decision to invest in the Shares, it has relied upon its own independent investigation or that made by its agents, representatives and professional advisors, and it and such agents, representatives and professional advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the Company and its activities and all other matters relating to the operation of the Company and this investment.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Shares, and it is able to bear the economic risk of such investment including, without limitation, the risk that such investment might be held indefinitely by it and the risk of complete loss of the investment.  The Purchaser has adequate net worth to sustain a complete loss of its investment in the Company and has no need for liquidity in its investment.

(l)	Qualified Institutional Buyer ("QIB") Under Rule 144A.

☐ The Purchaser is a "qualified institutional buyer" ("QIB") under Rule 144A of the Securities Act and owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Purchaser and Purchaser is the following Rule 144A entity: ______________________________________ [fill in Rule 144A entity type.]

☐ Purchaser shall deliver to the Company a certification (signed by its chief financial officer or other executive officer) specifying the amount of securities owned and invested no a discretionary basis by Purchaser as of January ___, 2009.

(m)
Accredited Investor.  [Fill in if applicable.]  The Purchaser confirms that it is an Accredited Investor, as defined in Rule 501 of the Securities Act, by reason of meeting any one of the following conditions (please initial each paragraph that is applicable):

(i)	is a natural person whose individual net worth, or joint net worth with his or her spouse, as of the date of the purchase hereunder, exceeds $1,000,000;
______

(ii)
is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year;

______

(iii)
is (a) a bank, as defined in Section 3 (a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3 (a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; (b) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; (c) an insurance company as defined in Section 2 (a)(13) of the Securities Act; (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2 (a)(48) of the Investment Company Act of 1940; (e) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; or (g) an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3 (21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

______

(iv)	is a private business development company as defined in Section 202 (a)(22) of the U.S. Investment Advisors Act of 1940, as amended;

______

(v)
is an organization described in Section 501 (c)(3) of the U.S. Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets of US $5,000,000;

______

(vi)	is a director or executive officer of the Company;

______

(vii)
is a trust with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a person who, either alone or together with its, his or her purchaser representative(s), has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment;

______

(viii)
is an entity (i.e., partnership, corporation, unincorporated association or trust) in which all of the equity owners qualify individually as Accredited Investors under the paragraphs set forth above.  An entity can qualify under this paragraph even if newly formed for the purpose of investing in the Company.

       X

(n)
The Purchaser understands that the Company is relying on the truth and accuracy of the representations, covenants, and warranties herein made by the Purchaser in offering the Shares to the Purchaser without having first registered the Shares under the Securities Act or other applicable securities laws.

(o)
Neither the Purchaser nor any of its agents or representatives has made any agreements or taken any actions, which may cause anyone to be entitled to a commission or a finder's or broker’s fee as a result of the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

ARTICLE III - CERTIFICATE LEGEND

Section 3.1  Legend.  The certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BLACKHAWK SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

ARTICLE IV – CONDITIONS

Section 4.1  Conditions of Company’s Obligations.  The obligations of the Company hereunder are subject to the receipt of the Purchase Price and the Purchaser’s execution of this Subscription Agreement.  The Company reserves the right to reject any part or all of this subscription prior to its execution of this Agreement.

ARTICLE V – MISCELLANEOUS

Section 5.1  Fees and Expenses.  Each party shall bear and be solely responsible for those costs and expenses incurred by such party in connection with the transactions contemplated hereby, including such costs, fees, commissions and expenses of accountants, attorneys, and others retained by such party.

Section 5.2   Survival.  The representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder.

Section 5.3  Indemnification.  The Purchaser hereby indemnifies and holds harmless the Company, its directors, officers and representatives from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser.

Section 5.4  Notices.  All notices, requests, approvals, demands and other communications required or permitted to be given in connection with this Agreement shall be in writing and shall be deemed to have been duly given: upon receipt, if personally delivered or sent by facsimile transmission; one (1) business day after sending, if sent by overnight delivery service; or two (2) business days after mailing, if mailed by certified mail with return receipt requested, postage prepaid; and in each case to such party at the following address:

(a)	If to the Company:

Dr. Craig A. Zabala
President and Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street, Suite 1100B
New York, New York 10005
(212) 566-8300

(b)	If to the Purchaser:

Hugo A. Delgado, Jr.
President & Chief Executive Officer
EquitySmith, Inc.
760 Market Street, Suite 856
San Francisco, CA 94102
(415) 572-0924

Section 5.5  Amendments.  This Agreement may not be amended except by a written agreement signed by both parties hereto.

Section 5.6  Assignment; Binding Effect.  This Agreement may not be assigned by either party without the prior written consent of the other party.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.7  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

Section 5.8  Entire Agreement.  This Agreement and the documents incorporated by reference herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, discussions or negotiations, whether written or oral.

Section 5.9  Governing Law; Forum.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.  The parties agree that any claim regarding the sale of Shares and this Agreement shall be brought in a state or federal court in the State of New York, County of New York, and each party consents to such court having jurisdiction.

Section 5.10  No Third Party Rights.  This Agreement is not intended and shall not be construed to create any rights in any persons or entities other than the Company and the Purchaser and no person or entity shall assert or be entitled to assert any rights as third party beneficiary hereunder.

Section 5.11 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one agreement.

Section 5.12  Waiver.  The failure or delay on the part of either party to exercise any right, power, or privilege herein, shall not constitute a waiver thereof.  No waiver shall be effective unless in writing.

Section 5.13  Headings.  The headings and captions in this Agreement are for convenience only and are not a part of this Agreement.

Section 5.14  Interpretation.  Neither this Agreement nor any provision contained herein shall be interpreted for or against either party solely because that party or that party’s legal representative drafted the provision.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BLACKHAWK CAPITAL GROUP BDC, INC.

By:	/s/ Craig A. Zabala
Dr. Craig A. Zabala President and Chief Executive Officer

EquitySmith, Inc.

By:	/s/ Hugo A. Delgado, Jr.
Hugo A. Delgado, Jr. President & Chief Executive Officer

EXHIBIT A

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM